Exhibit 99.1

                                                      NEWS RELEASE

Contact: Ms. Bobbi J. Roberts Vice President, Investor Relations (804) 967-7879 Ms. Meagan L. Green Investor Relations Analyst (804) 935-5281 InvestorRelations@saxonmtg.com

For Immediate Release

Saxon Capital, Inc. Announces $984.5 Million Asset-Backed Securitization

GLEN ALLEN, VA. (June 7, 2006) - Saxon Capital, Inc. (“Saxon”) (NYSE: SAX), a residential mortgage lending and servicing real estate investment trust (REIT), today announced the securitization by its affiliate, Saxon Asset Securities Company, and the related offering by Saxon Asset Securities Trust 2006-2 (“SAST 2006-2”) of $984.5 million of certificates backed by conforming and non-conforming mortgage loans transferred to the trust in the securitization. The securitization lead manager is Credit Suisse, and co-managers are Banc of America Securities LLC, JPMorgan, Merrill Lynch & Co, and RBS Greenwich Capital. The certificates are offered pursuant to a Prospectus dated April 26, 2006 and Prospectus Supplement dated June 5, 2006.

The certificates will represent individual ownership interests in the SAST 2006-2 trust, which will be structured as a REMIC for federal income tax purposes, and as a financing for financial accounting purposes. The assets of the trust will include three groups of mortgage loans secured by one-to-four family residential properties. Saxon will use the proceeds from the securitization to provide long-term financing of the mortgage loans and for general corporate purposes.

Securities	Amount	Benchmark	Spread/ Margin	Coupon	Ratings: Moody’s/S&P/ Fitch
A-1	$197,376,000	1 Month LIBOR	0.130%	L + 0.130%	Aaa/AAA/AAA
A-2	$197,374,000	1 Month LIBOR	0. 130%	L + 0.130%	Aaa/AAA/AAA
A-3A	$206,173,000	1 Month LIBOR	0. 030%	L + 0. 030%	Aaa/AAA/AAA
A-3B	$58,031,000	1 Month LIBOR	0. 090%	L + 0. 090%	Aaa/AAA/AAA
A-3C	$101,549,000	1 Month LIBOR	0. 150%	L + 0. 150%	Aaa/AAA/AAA
A-3D	$28,997,000	1 Month LIBOR	0.240%	L + 0. 240%	Aaa/AAA/AAA
M-1	$37,500,000	1 Month LIBOR	0. 290%	L + 0. 290%	Aa1/AA+/AA+
M-2	$34,500,000	1 Month LIBOR	0. 300%	L + 0. 300%	Aa2/AA+/AA+
M-3	$22,000,000	1 Month LIBOR	0. 320%	L + 0. 320%	Aa3/AA/AA
M-4	$18,500,000	1 Month LIBOR	0. 350%	L + 0. 350%	A1/AA-/AA-
M-5	$18,500,000	1 Month LIBOR	0.390%	L + 0.390%	A2/A+/A+
M-6	$16,000,000	1 Month LIBOR	0.460%	L + 0.460%	A3/A/A
B-1	$16,000,000	1 Month LIBOR	0.900%	L + 0.900%	Baa1/A-/A-
B-2	$13,500,000	1 Month LIBOR	1.150%	L + 1.150%	Baa2/BBB+/BBB+
B-3	$8,500,000	1 Month LIBOR	1.900%	L + 1.900%	Baa3/BBB/BBB
B-4	$10,000,000	1 Month LIBOR	2.500%	L + 2.500%	Ba1/BBB-/BBB-
	$984,500,000

Copies of the Prospectus and Prospectus Supplement relating to the certificates may be obtained from the Company.

About Saxon
Saxon is a residential mortgage lender and servicer that manages a portfolio of mortgage assets. Saxon purchases, securitizes, and services real property secured mortgages and elects to be treated as a real estate investment trust (REIT) for federal tax purposes. The Company is headquartered in Glen Allen, Virginia and has additional primary facilities in Fort Worth, Texas and Foothill Ranch, California.

Saxon’s mortgage loan production subsidiary, Saxon Mortgage, Inc., originates and purchases loans through indirect and direct lending channels using a network of brokers, correspondents, and its retail lending centers. As of March 31, 2006, Saxon’s servicing subsidiary, Saxon Mortgage Services, Inc., serviced a mortgage loan portfolio of $26.8 billion. For more information, visit www.saxonmortgage.com.

Information Regarding Forward Looking Statements
Statements in this news release other than statements of historical fact, are “forward-looking statements” that are based on current expectations and assumptions. These expectations and assumptions are subject to risks and uncertainty, which could affect Saxon’s future plans. Saxon’s actual results and the timing and occurrence of expected events could differ materially from its plans and expectations due to a number of factors, such as (i) changes in overall economic conditions and interest rates, (ii) Saxon’s ability to successfully implement its growth strategy, (iii) Saxon’s ability to sustain loan origination growth at levels sufficient to absorb costs of production and operational costs, (iv) continued availability of credit facilities and access to the securitization markets or other funding sources, (v) deterioration in the credit quality of Saxon’s loan portfolio, (vi) lack of access to the capital markets for additional funding, (vii) challenges in successfully expanding Saxon’s servicing platform and technological capabilities, (viii) Saxon’s ability to remain in compliance with federal tax requirements applicable to REITs, (ix) Saxon’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed on REITs by federal tax rules, (x) changes in federal income tax laws and regulations applicable to REITs, (xi) unfavorable changes in capital market conditions, (xii) future litigation developments, (xiii) competitive conditions applicable to Saxon’s industry, and (xiv) changes in the applicable legal and regulatory environment. You should also be aware that all information in this news release is as of June 7, 2006. Saxon undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.